Exhibit 99.1

Contact Information

Investor Relations:

Brian M. Dunn

OmniVision Technologies, Inc.

Ph: 408.653.3263

OMNIVISION REPORTS FINANCIAL RESULTS FOR

FOURTH QUARTER AND FISCAL 2010

~ Fourth Quarter Revenues Grow 76% Year-Over-Year ~

~ Expects Revenues to Increase Sequentially by 21% to 34% in First Quarter of Fiscal 2011 ~

SANTA CLARA, Calif., — May 27, 2010 — OmniVision Technologies, Inc. (Nasdaq: OVTI), a leading developer of advanced digital imaging solutions, today reported financial results for the fiscal fourth quarter and fiscal year ended April 30, 2010.

Revenues for the fourth quarter of fiscal 2010 were $157.2 million, as compared to $156.9 million in the third quarter of fiscal 2010, and $89.1 million in the fourth quarter of fiscal 2009. GAAP net income attributable to OmniVision Technologies, Inc. in the fourth quarter of fiscal 2010 was $3.5 million, or $0.07 per diluted share, as compared to net income attributable to OmniVision Technologies, Inc. of $5.0 million, or $0.09 per diluted share in the third quarter of fiscal 2010, and a net loss attributable to OmniVision Technologies, Inc. of $20.1 million, or $0.40 per share in the fourth quarter of fiscal 2009.

Non-GAAP net income attributable to OmniVision Technologies, Inc. in the fourth quarter of fiscal 2010, which excludes stock-based compensation expense and the related tax effects, was $10.0 million, or $0.18 per diluted share. Non-GAAP net income attributable to OmniVision Technologies, Inc. in the third quarter of fiscal 2010, which excludes stock-based compensation expense and the related tax effects, was $10.8 million, or $0.20 per diluted share. Non-GAAP net loss attributable to OmniVision Technologies, Inc. in the fourth quarter of fiscal 2009, which excludes stock-based compensation expense and the related tax effects, was $15.0 million, or $0.30 per share. Refer to the attached schedule for a reconciliation of GAAP net income (loss) attributable to OmniVision Technologies, Inc. to non-GAAP net income (loss) attributable to OmniVision Technologies, Inc. for the three months and fiscal year ended April 30, 2010 and 2009 and for the three months ended January 31, 2010.

Revenues for the fiscal year ended April 30, 2010 were $603.0 million, as compared to $507.3 million in fiscal 2009. GAAP net income attributable to OmniVision Technologies, Inc. for fiscal 2010 was $6.7 million, or $0.13 per diluted share, as compared to a GAAP net loss attributable to OmniVision Technologies, Inc. for fiscal 2009 of $37.3 million, or $0.74 per share.

Non-GAAP net income attributable to OmniVision Technologies, Inc. for fiscal 2010 attributable to OmniVision Technologies, Inc., which excludes stock-based compensation expense and the related tax effects was $31.3 million, or $0.59 per diluted share. Non-GAAP net loss for fiscal 2009 attributable to OmniVision Technologies, Inc., which excludes stock-based compensation expense and the related tax effects, and a goodwill impairment charge of $7.5 million recorded in the second quarter of fiscal 2009, was $3.9 million, or $0.08 per share.

Gross margin for the fourth quarter of fiscal 2010 was 24.9% as compared to 24.6% for the third quarter of fiscal 2010 and 17.0% for the fourth quarter of fiscal 2009. The sequential increase in fourth quarter gross margin reflected a reduction in the revenues recorded from the sale of previously written-down inventory net of additional allowances for excess and obsolete inventories.

The Company ended the period with cash, cash equivalents and short-term investments totaling $333.6 million, a decrease of $9.2 million from the previous quarter. The decrease reflects an $18.3 million increase in working capital investment, primarily in inventory.

“We are extremely encouraged by our reported operating results for the fourth quarter which were within the upper range of our guidance,” stated Shaw Hong, chief executive officer of OmniVision Technologies, Inc.

“As we enter the summer season, which typically marks the beginning of the consumer product refresh cycle, we are very excited by our prospects for a strong upward movement in revenues, as reflected in our guidance for the first quarter of fiscal 2011,” Mr. Hong concluded.

Outlook

Based on current trends, the Company expects fiscal first quarter 2011 revenues will be in the range of $190 million to $210 million and GAAP net income per share attributable to OmniVision Technologies, Inc. common stockholders will be between $0.17 and $0.30 per diluted share. Excluding the estimated expense and related tax effects associated with stock-based compensation, the Company expects its non-GAAP net income per share attributable to OmniVision Technologies, Inc. common stockholders will be between $0.27 and $0.40 per diluted share. Refer to the table below for a reconciliation of GAAP to non-GAAP net income.

Conference Call

OmniVision Technologies will host a conference call today at 5:00 p.m. Eastern time to discuss these results further. This conference call can be accessed via a webcast at www.ovt.com. The call can also be accessed by dialing 866-383-8008 (domestic) or 617-597-5341 (international) and entering passcode 98553771.

A replay of the call will remain available at www.ovt.com for approximately twelve months. A replay of the call will also be available for one week beginning approximately one hour after the conclusion of the call. To access the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter passcode 96976293.

About OmniVision

OmniVision Technologies, Inc. is a leading developer of advanced digital imaging solutions. Its CameraChip™ and CameraCube™ products using CameraCube™, OmniBSI™, OmniBSI-2™, OmniPixel®, OmniPixel2™, OmniPixel3™ and OmniPixel3-HS™ technologies are highly integrated, single-chip CMOS image sensors for consumer and commercial applications including mobile phones, notebooks, netbooks and webcams, security and surveillance systems, digital still and video cameras, automotive and medical imaging systems and entertainment devices. Additional information is available at www.ovt.com.

Safe Harbor Statement

Certain statements in this press release, including statements relating to the Company’s expectations regarding revenues and earnings per share for the three months ending July 31, 2010 are forward-looking statements. These forward-looking statements are based on management’s current expectations, and certain factors could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the impact of general economic conditions; competition in current and emerging markets for image sensor products, including pricing pressures that could result from competition; fluctuations in sales mix and average selling prices; the Company’s ability to obtain design wins from various image sensor device manufacturers including manufacturers of mobile phone, laptops and PCs, digital still cameras and automobile manufacturers; the market acceptance of products into which the Company’s products are designed; fluctuations of wafer manufacturing yields and other manufacturing processes; the Company’s ability to accurately forecast customer demand for its products; the development, production, introduction and marketing of new products and technology; the potential loss of one or more key customers or distributors; the continued growth and development of current markets and the emergence of new markets in which the Company sells, or may sell, its products; the acceptance of the Company’s products in such current and new markets; the Company’s strategic investments and relationships, and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings and reports, including, but not limited to, the Company’s most recent Annual Report on Form 10-K and recent Quarterly Reports on Form 10-Q. The Company expressly disclaims any obligation to update information contained in any forward-looking statement.

Use of Non-GAAP Financial Information

To supplement the reader’s overall understanding both of its reported results presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and its outlook, the Company also presents non-GAAP measures of net income (loss) and net income (loss) per share which are adjusted from results based on GAAP. In particular, the Company excludes stock-based compensation expense and the related tax effects and a one-time goodwill impairment charge in fiscal 2009. The non-GAAP financial measures which the Company discloses also exclude the effects of stock-based compensation on the number of basic and diluted common shares used in calculating non-GAAP basic and diluted net income (loss) per share. The Company provides these non-GAAP financial measures to enhance an investor’s overall understanding of its current financial performance and to assess its prospects for the future. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with its GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting the Company’s business. The economic basis for the Company’s decision to use non-GAAP financial measures is that the adjustments to net income (loss) did not reflect the on-going relative strength of the Company’s performance. The Company’s objective is to minimize any confusion in the financial markets by providing non-GAAP net income (loss) and non-GAAP net income (loss) per share measurements and disclosing the related components. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

The Company uses non-GAAP financial measures for internal management purposes to conduct and evaluate its business, when publicly providing its business outlook and to facilitate period-to-period comparisons. The Company views non-GAAP net income (loss) per share as a primary indicator of the profitability of its underlying business. In addition, because stock-based compensation is a non-cash expense and is offset in full by a credit to paid-in capital, it has no effect on total stockholders’ equity. As the calculation of non-GAAP financial measures differ between companies, the non-GAAP financial measures used by the Company may not be comparable to similarly titled measures used by other companies. Other than stock-based compensation, these differences may cause the Company’s non-GAAP measures to not be directly comparable to other companies’ non-GAAP measures. Although these non-GAAP financial measures adjust cost, expenses and basic and diluted share items to exclude the accounting treatment of stock-based compensation and goodwill impairment, they should not be viewed as a non-GAAP presentation reflecting the elimination of the underlying stock-based compensation programs. Thus, the Company’s non-GAAP presentations are not intended to present, and should not be used, as a basis for assessing what its operating results might be if it were to eliminate its stock-based compensation programs. The Company compensates for these limitations by providing full disclosure of the net income (loss) attributable to OmniVision Technologies, Inc. and net income (loss) per share attributable to OmniVision Technologies, Inc. common stockholders on a basis prepared in accordance with GAAP to enable investors to consider net income (loss) attributable to OmniVision Technologies, Inc. and net income (loss) per share attributable to OmniVision Technologies, Inc. common stockholders determined under GAAP as well as on an adjusted basis, and perform their own analysis, as appropriate. As a result of the foregoing limitations, the Company does not use, nor does the Company intend to use, the non-GAAP financial measures when assessing the Company’s performance against that of other companies.

Estimating stock-based compensation expense and the related tax effects for a future period is subject to inherent risks and uncertainties, including but not limited to the price of the Company’s stock, stock market volatility, expected option life, risk-free interest rates, and the number of option exercises and sales during the quarter.

OMNIVISION TECHNOLOGIES, INC.

RECONCILIATION OF GUIDANCE FOR GAAP NET INCOME PER DILUTED SHARE

TO PROJECTED NON-GAAP NET INCOME PER DILUTED SHARE

(unaudited)

	Three Months Ending July 31, 2010
	GAAP Range of Estimates				Non-GAAP Range of Estimates
	From	To	Adjustment		From	To
Net income per share attributable to OmniVision Technologies, Inc. common stockholders	$0.17	$0.30	$0.10	(1)	$0.27	$0.40

(1)          Reflects estimated adjustment for expense and related tax effects associated with stock-based compensation.

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	April 30,
	2010	2009(1)
ASSETS
Current assets:
Cash and cash equivalents	$234,023	$257,808
Short-term investments	99,555	16,973
Accounts receivable, net of allowances for doubtful accounts and sales returns	74,261	43,978
Inventories	133,993	105,024
Refundable and deferred income taxes	1,990	1,092
Prepaid expenses and other current assets	9,380	7,779
Total current assets	553,202	432,654
Property, plant and equipment, net	121,547	119,071
Long-term investments	92,121	85,469
Goodwill	439	—
Intangibles, net	4,891	7,396
Other long-term assets	25,493	22,341
Total assets	$797,693	$666,931

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$85,487	$28,775
Accrued expenses and other current liabilities	19,506	12,153
Income taxes payable	—	692
Deferred revenues, less cost of revenues	10,661	7,176
Current portion of long-term debt	4,286	3,555
Total current liabilities	119,940	52,351
Long-term liabilities:
Long-term income taxes payable	90,626	81,266
Non-current portion of long-term debt	45,428	32,867
Other long-term liabilities	4,727	8,109
Total long-term liabilities	140,781	122,242
Total liabilities	260,721	174,593

Equity:
OmniVision Technologies, Inc. stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 64,616 issued and 52,075 outstanding at April 30, 2010 and 62,590 shares issued and 50,049 outstanding at April 30, 2009, respectively	65	63
Additional paid-in capital	441,077	403,159
Accumulated other comprehensive income	870	773
Treasury stock, 12,541 at April 30, 2010 and 2009, respectively	(178,683)	(178,683)
Retained earnings	270,253	263,529
Total OmniVision Technologies, Inc. stockholders’ equity	533,582	488,841
Noncontrolling interest	3,390	3,497
Total equity	536,972	492,338
Total liabilities and equity	$797,693	$666,931

(1)       As adjusted due to the adoption of authoritative accounting guidance for noncontrolling interests.

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2010	2009(1)	2010	2009(1)
Revenues	$157,152	$89,056	$602,991	$507,316
Cost of revenues	117,978	73,888	457,646	389,434
Gross profit	39,174	15,168	145,345	117,882

Operating expenses:
Research, development and related	19,612	20,570	77,311	84,881
Selling, general and administrative	15,593	14,364	61,549	62,585
Goodwill impairment	—	—	—	7,541
Total operating expenses	35,205	34,934	138,860	155,007

Income (loss) from operations	3,969	(19,766)	6,485	(37,125)
Interest income (expense), net	(181)	(109)	(774)	2,069
Other income (expense), net	903	548	4,575	(3,171)
Income (loss) before income taxes	4,691	(19,327)	10,286	(38,227)

Provision for (benefit from) income taxes	1,267	844	3,883	(158)
Net income (loss)	3,424	(20,171)	6,403	(38,069)
Net loss attributable to noncontrolling interest	(122)	(119)	(321)	(746)
Net income (loss) attributable to OmniVision Technologies, Inc.	$3,546	$(20,052)	$6,724	$(37,323)

Net income (loss) per share attributable to OmniVision Technologies, Inc. common stockholders:
Basic	$0.07	$(0.40)	$0.13	$(0.74)
Diluted	$0.07	$(0.40)	$0.13	$(0.74)

Shares used in computing net income (loss) per share attributable to OmniVision Technologies, Inc. common stockholders:
Basic	51,711	50,044	51,080	50,523
Diluted	53,949	50,044	52,689	50,523

(1)   As adjusted due to the adoption of authoritative accounting guidance for noncontrolling interests.

OMNIVISION TECHNOLOGIES, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Year Ended		Three Months Ended
	April 30,		April 30,		January 31,
	2010	2009	2010	2009	2010
GAAP net income (loss) attributable to OmniVision Technologies, Inc.	$3,546	$(20,052)	$6,724	$(37,323)	$4,950
Add:
Stock-based compensation in cost of revenues	520	691	2,710	3,057	758
Stock-based compensation in research, development and related expenses	2,480	2,918	10,233	11,993	2,595
Stock-based compensation in selling, general and administrative expenses	2,242	2,547	10,524	11,237	2,671
Goodwill impairment	—	—	—	7,541	—
(Increase) decrease in provision for income taxes without the effect of stock-based compensation	1,246	(1,117)	1,094	(433)	(134)
Non-GAAP net income (loss) attributable to OmniVision Technologies, Inc.	$10,034	$(15,013)	$31,285	$(3,928)	$10,840

GAAP provision for (benefit from) income taxes	$1,267	$844	$3,883	$(158)	$467
(Increase) decrease in provision for income taxes without the effect of stock-based compensation	1,246	(1,117)	1,094	(433)	(134)
NON-GAAP provision for (benefit from) income taxes	$21	$1,961	$2,789	$275	$601

Non-GAAP net income (loss) per share attributable to OmniVision Technologies, Inc. common stockholders:
Basic	$0.19	$(0.30)	$0.61	$(0.08)	$0.21
Diluted	$0.18	$(0.30)	$0.59	$(0.08)	$0.20

Shares used in computing non-GAAP net income (loss) per share attributable to OmniVision Technologies, Inc. common stockholders:
Basic	51,711	50,044	51,080	50,523	51,273
Diluted	54,588	50,044	53,002	50,523	53,421